Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS EARNINGS
FOR THE FIRST QUARTER OF 2011

HOUSTON (May 3, 2011) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for its first quarter ended March 31, 2011.

Net earnings were $47.0 million for the first quarter of 2011, compared to $71.4 million for the first quarter of 2010.  Net earnings per diluted share were $0.41 for the first quarter of 2011, versus $0.62 for the same quarter of 2010.  The 2011 results included pretax losses of $51.5 million, net of reinsurance and reinstatement premium, stemming from the first quarter catastrophes in Japan, New Zealand and Australia that reduced net earnings by $0.29 per share.  The 2010 results included pretax losses of $20.6 million, net of reinsurance, stemming from several catastrophes, the largest of which was the Chilean earthquake, that reduced net earnings by $0.12 per share in the first quarter of 2010.  The 2011 results were also impacted by a $3.1 million out-of-period correction related to other-than-temporary impairments, which reduced the first quarter 2011 net earnings by $0.02 per share.

Book value per share increased to $28.87 at March 31, 2011, compared to $28.67 at December 31, 2010.  The Company’s annualized return on average equity was 5.7% for the first quarter of 2011.  The Company repurchased 1.3 million shares of its common stock during the first quarter of 2011 for $40.2 million, or an average cost of $30.69 per share.  The Company purchased an additional 1.1 million shares following the close of the quarter.  As of May 3, 2011, $224.4 million remains under the Company’s $300.0 million share buyback authorization announced on March 14, 2011.

The Company’s GAAP combined ratio was 94.7% for the first quarter of 2011, compared to 89.8% for the first quarter of 2010.  Excluding the 2011 catastrophe losses, HCC’s net loss ratio was 58.8%, and its combined ratio was 84.8%.  HCC’s paid loss ratio was 58.4% for the first quarter of 2011, compared to 60.4% for the same quarter of 2010.  The Company’s current accident year net loss ratio was 66.6%, and the combined ratio was 92.9%.  Excluding catastrophe losses, HCC’s current accident year net loss ratio was 57.1%, and its combined ratio was 83.1%.

“HCC’s core businesses continued to perform well, but a series of horrific catastrophes punctuated the quarter’s results,” said John N. Molbeck, Jr., HCC’s Chief Executive

Officer.

Gross written premium of HCC’s insurance company subsidiaries increased 4% to $649.2 million for the first quarter of 2011, compared to $622.5 million for the first quarter of 2010.  Net written premium increased 8% to $538.9 million for the first quarter of 2011, versus $498.3 million for the same quarter of 2010.  Net earned premium was essentially flat at $508.5 million for the first quarter of 2011, compared to $509.6 million for the same quarter of 2010.

HCC had net adverse prior year reserve development of $9.0 million in the first quarter of 2011, compared to $5.0 million in the same quarter of 2010.

Investment income increased to $51.6 million for the first quarter of 2011, compared to $49.2 million for the same quarter of 2010, reflecting higher income from fixed income securities due to an increased level of investments.  The Company’s fixed income securities portfolio increased 11% to $5.5 billion at March 31, 2011 from $4.9 billion at March 31, 2010.

As of March 31, 2011, HCC’s fixed income securities portfolio had an average rating of AA+, with a duration of 5.4 years and an average long-term tax equivalent yield of 4.9%.  As of March 31, 2011, HCC’s total investments had an average combined duration of 5.2 years.

Other operating income was $7.3 million for the first quarter of 2011, compared to $17.9 million for the same quarter of 2010.  In 2010, the Company terminated its interest in a derivative contract, which generated an $8.0 million gain.

The Company’s liquidity position remains strong with $357.5 million of cash and short-term investments and $586.8 million of available capacity under its new $600.0 million revolving loan facility at March 31, 2011.  The Company generated $82.1 million of cash flow from operating activities in the first quarter of 2011, compared to $42.5 million in the first quarter of 2010.

As of March 31, 2011, total investments were $5.7 billion, total assets were $9.3 billion, shareholders’ equity was $3.3 billion and the Company’s debt to total capital ratio was 8.3%.

The Company also announced that Chris Williams, formerly the Chairman of the Company’s Board of Directors, has been appointed as President by the Board.  “I am very pleased to welcome Chris Williams to the Company as President.  Chris is an industry veteran, who as Chairman of the Board developed a great understanding of the Company’s strategy, finances and organization,” said HCC’s CEO John N. Molbeck, Jr.

For further information about HCC’s 2011 first quarter earnings results, see the supplemental financial schedules that are accessible on HCC’s website at

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http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com.

(Note: If clicking on the above links does not open in a new web page, please cut and paste the above URLs into your browser’s address bar.)

HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, May 4.  To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161.  There will also be a live webcast available on a listen-only basis that can be accessed through the HCC website at http://www.hcc.com.  The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, August 5, 2011.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading international specialty insurance group with offices across the United States and in the United Kingdom, Spain and Ireland.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Corporation, “A+ (Superior)” from A.M. Best Company Inc., “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

For more information about HCC, please visit http://www.hcc.com.

Contact:	Doug Busker, Director of Investor Relations
HCC Insurance Holdings, Inc.
Telephone: (713) 996-1192

Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

*     *     *     *     *

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HCC Insurance Holdings, Inc. and Subsidiaries

Financial Highlights

(Unaudited, in thousands except per share data)

	Three months ended March 31,
	2011	2010

Gross written premium	$649,208	$622,496

Net written premium	538,884	498,251

Net earned premium	508,480	509,587

Net investment income	51,595	49,249

Other operating income	7,321	17,941

Total revenue	563,708	581,302

Net earnings	46,990	71,354

Earnings per share (diluted)	$0.41	$0.62

Weighted-average shares outstanding (millions)	114.1	114.1

GAAP net loss ratio	68.4%	64.1%

GAAP combined ratio	94.7%	89.8%

Paid loss ratio	58.4%	60.4%

	March 31,	December 31,
	2011	2010

Total investments	$5,746,052	$5,687,095

Total assets	9,256,301	9,064,082

Shareholders’ equity	3,308,160	3,296,432

Debt to total capital ratio	8.3%	8.3%

Book value per share	$28.87	$28.67

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2011	2010
ASSETS

Investments:
Fixed income securities - available for sale, at fair value	$5,299,461	$4,999,440
Fixed income securities - held to maturity, at amortized cost	180,222	193,668
Short-term investments	258,724	488,002
Other investments	7,645	5,985
Total investments	5,746,052	5,687,095
Cash	98,783	97,857
Restricted cash	170,768	148,547
Premium, claims and other receivables	645,278	635,867
Reinsurance recoverables	1,115,249	1,006,855
Ceded unearned premium	243,877	278,663
Ceded life and annuity benefits	57,893	58,409
Deferred policy acquisition costs	216,105	212,786
Goodwill	841,734	821,648
Other assets	120,562	116,355

Total assets	$9,256,301	$9,064,082

LIABILITIES

Loss and loss adjustment expense payable	$3,660,290	$3,471,858
Life and annuity policy benefits	57,893	58,409
Reinsurance, premium and claims payable	341,017	345,730
Unearned premium	1,028,173	1,045,877
Deferred ceding commissions	66,065	72,565
Notes payable	298,675	298,637
Accounts payable and accrued liabilities	496,028	474,574

Total liabilities	5,948,141	5,767,650

SHAREHOLDERS’ EQUITY

Common stock	121,871	120,942
Additional paid-in capital	976,710	954,332
Retained earnings	2,288,247	2,257,895
Accumulated other comprehensive income	95,477	97,186
Treasury stock	(174,145)	(133,923)

Total shareholders’ equity	3,308,160	3,296,432

Total liabilities and shareholders’ equity	$9,256,301	$9,064,082

HCC Insurance Holdings, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2011	2010

REVENUE

Net earned premium	$508,480	$509,587
Net investment income	51,595	49,249
Other operating income	7,321	17,941
Net realized investment gain (loss)	(559)	4,525
Other-than-temporary impairment credit losses	(3,129)	—

Total revenue	563,708	581,302

EXPENSE

Loss and loss adjustment expense, net	347,586	326,521
Policy acquisition costs, net	83,378	79,698
Other operating expense	64,312	66,668
Interest expense	5,553	5,390

Total expense	500,829	478,277

Earnings before income tax expense	62,879	103,025
Income tax expense	15,889	31,671

Net earnings	$46,990	$71,354

Basic earnings per share data:
Net earnings per share	$0.41	$0.62

Weighted-average shares outstanding (millions)	113.8	113.7

Diluted earnings per share data:
Net earnings per share	$0.41	$0.62

Weighted-average shares outstanding (millions)	114.1	114.1

Cash dividends declared, per share	$0.145	$0.135

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2011	2010	Change

U.S. Property & Casualty
Aviation	$41,448	$37,521	10%
E&O	19,693	23,591	(17)
Public Risk	17,453	16,712	4
Other	50,956	59,798	(15)
	129,550	137,622	(6)

Professional Liability
U.S. D&O	55,646	62,212	(11)
International D&O	23,929	20,853	15
Other	21,545	24,660	(13)
	101,120	107,725	(6)

Accident & Health
Medical Stop-loss	174,957	161,766	8
Other	21,343	22,412	(5)
	196,300	184,178	7

U.S. Surety & Credit
Surety	41,705	40,946	2
Credit	12,066	13,075	(8)
	53,771	54,021	—

International
Energy	16,303	16,582	(2)
Property Treaty	71,819	37,630	91
Liability	24,118	27,947	(14)
Surety & Credit	26,673	21,305	25
Other	29,435	33,878	(13)
	168,348	137,342	23

Exited Lines	119	1,608	nm

Totals	$649,208	$622,496	4%

nm - Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2011	2010	Change

U.S. Property & Casualty
Aviation	$27,394	$26,021	5%
E&O	19,566	23,530	(17)
Public Risk	13,252	9,205	44
Other	26,510	21,490	23
	86,722	80,246	8

Professional Liability
U.S. D&O	41,771	46,360	(10)
International D&O	14,180	8,493	67
Other	17,840	16,021	11
	73,791	70,874	4

Accident & Health
Medical Stop-loss	174,909	161,766	8
Other	21,196	22,317	(5)
	196,105	184,083	7

U.S. Surety & Credit
Surety	39,758	39,385	1
Credit	9,949	8,034	24
	49,707	47,419	5

International
Energy	5,052	9,842	(49)
Property Treaty	61,160	35,257	73
Liability	22,360	26,177	(15)
Surety & Credit	24,758	19,636	26
Other	19,110	24,116	(21)
	132,440	115,028	15

Exited Lines	119	601	nm

Totals	$538,884	$498,251	8%

nm -  Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	Three months ended March 31,
	2011	2010	Change

U.S. Property & Casualty
Aviation	$27,282	$28,943	(6)%
E&O	19,557	26,232	(25)
Public Risk	11,252	11,490	(2)
Other	22,163	22,265	—
	80,254	88,930	(10)

Professional Liability
U.S. D&O	71,354	78,134	(9)
International D&O	10,775	13,440	(20)
Other	18,621	18,578	—
	100,750	110,152	(9)

Accident & Health
Medical Stop-loss	174,909	161,766	8
Other	23,631	25,018	(6)
	198,540	186,784	6

U.S. Surety & Credit
Surety	40,661	40,017	2
Credit	10,703	6,732	59
	51,364	46,749	10

International
Energy	12,049	16,187	(26)
Property Treaty	16,004	6,754	137
Liability	19,932	20,772	(4)
Surety & Credit	17,374	18,189	(4)
Other	12,088	14,265	(15)
	77,447	76,167	2

Exited Lines	125	805	nm

Totals	$508,480	$509,587	—%

nm - Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries

Net Investment Income and Unrealized Gain

(Unaudited, in thousands)

	Three months ended
	March 31,
	2011	2010

Sources of net investment income:

Fixed income securities
Taxable	$27,095	$26,868
Exempt from U.S. income taxes	24,911	21,731
Total fixed income securities	52,006	48,599
Short-term investments	156	190
Other	642	1,508
Total investment income	52,804	50,297
Investment expense	(1,209)	(1,048)

Net investment income	$51,595	$49,249

Unrealized gain on available for sale fixed income securities:

Increase (decrease) in unrealized gain for period, before tax	$(18,214)	$7,572

Unrealized gain at:

March 31, 2011	$116,420

December 31, 2010	$134,634

HCC Insurance Holdings, Inc. and Subsidiaries

Net Loss Ratios

(Unaudited, in thousands)

	Three months ended		Three months ended
	March 31, 2011		March 31, 2010
	Net earned	Loss	Net earned	Loss
	premium	ratio	premium	ratio
U.S. Property & Casualty
Aviation	$27,282	58.5%	$28,943	56.6%
E&O	19,557	59.5	26,232	63.0
Public Risk	11,252	73.7	11,490	70.0
Other	22,163	52.3	22,265	48.8
	80,254	59.2	88,930	58.3

Professional Liability
U.S. D&O	71,354	59.7	78,134	62.3
International D&O	10,775	60.6	13,440	58.6
Other	18,621	92.1	18,578	59.4
	100,750	65.8	110,152	61.4

Accident & Health
Medical Stop-loss	174,909	73.9	161,766	73.9
Other	23,631	66.3	25,018	74.8
	198,540	73.0	186,784	74.0

U.S. Surety & Credit
Surety	40,661	25.4	40,017	25.1
Credit	10,703	44.2	6,732	34.8
	51,364	29.3	46,749	26.5

International
Energy	12,049	80.9	16,187	77.1
Property Treaty	16,004	126.7	6,754	177.0
Liability	19,932	51.8	20,772	55.8
Surety & Credit	17,374	40.5	18,189	44.0
Other	12,088	221.7	14,265	81.1
	77,447	95.8	76,167	73.0

Exited Lines	125	nm	805	nm

Totals	$508,480	68.4%	$509,587	64.1%

nm - Not meaningful comparison